Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares iBonds Mar 2020 Corporate ETF (ISHIBDC) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Low Duration Bond Portfolio (BR-LO)


The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
                                           09-04-2014
Security Type:
                                           BND/CORP

Issuer
                                           The Bank of New York Mellon
Corporation
                                           (2019)
Selling Underwriter
                                           Morgan Stanley & Co. LLC
Affiliated Underwriter(s)
                                           [X] PNC Capital Markets LLC
                                           [ ] Other:
List of Underwriter(s)
Morgan Stanley & Co. LLC, Credit Suisse
Securities (USA) LLC, Wells Fargo
Securities, LLC, BNY Mellon Capital
Markets, LLC, Lloyds Securities Inc., PNC
Capital Markets LLC, RBC Capital Markets,
LLC, U.S. Bancorp Investments, Inc., MFR
Securities, Inc., Loop Capital Markets
LLC, Cabrera Capital Markets, LLC
Transaction Details
Date of Purchase
09-04-2014

Purchase Price/Share(per share / % of par)
                                           $99.981
Total Commission, Spread or Profit
                                           0.15%

1. Aggregate Principal Amount Purchased (a+b)
                                           $150,000,000
a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $36,995,000
b. Other BlackRock Clients
                                           $113,005,000
2. Aggregate Principal Amount of Offering
                                           $1,150,000,000
Fund Ratio  [Divide Sum of #1 by #2] Must be less than 0.25
                                           0.13043

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                           [X]YES
                                           [ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
                                           [X]YES
                                           [ ]NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                           Dillip Behera
                                           Global Syndicate Team Member

Date:
09-09-2014
Approved by:
                                           Andrea Ortiz
                                           Steven Delaura
                                           Global Syndicate Team Member

Date:
                                           09-09-2014